                                                                    EXHIBIT 12.1

                                    PROLOGIS
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (DOLLAR AMOUNTS IN THOUSANDS)



                                     SIX MONTHS ENDED
                                         JUNE 30,                                     YEAR ENDED DECEMBER 31,
                                 -------------------------      ----------------------------------------------------------------
                                     2002         2001              2001         2000         1999         1998         1997
                                 -----------   -----------      -----------  -----------  -----------   -----------  -----------
Net Earnings from Operations     $   146,206   $   113,990      $   126,582  $   236,221  $   161,570   $   102,936  $    38,832
Add:
     Interest Expense                 81,031        82,166          163,269      172,191      170,746        77,650       52,704
                                 -----------   -----------      -----------  -----------  -----------   -----------  -----------

Earnings as Adjusted             $   227,237   $   196,156      $   289,851  $   408,412  $   332,316   $   180,586  $    91,536
                                 ===========   ===========      ===========  ===========  ===========   ===========  ===========

Fixed Charges:
     Interest Expense            $    81,031   $    82,166      $   163,269  $   172,191  $   170,746   $    77,650  $    52,704
     Capitalized Interest             10,386        12,412           24,276       18,549       15,980        19,173       18,365
                                 -----------   -----------      -----------  -----------  -----------   -----------  -----------

         Total Fixed Charges     $    91,417   $    94,578      $   187,545  $   190,740  $   186,726   $    96,823  $    71,069
                                 ===========   ===========      ===========  ===========  ===========   ===========  ===========

Ratio of Earnings, as Adjusted
     to Fixed Charges                    2.5          2.1               1.5          2.1          1.8          1.9           1.3
                                 ===========   ==========       ===========  ===========  ===========   ==========   ===========